UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2022

_________________________________________________________
Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
The Company has sent a proposed amendment to its existing Third Amended and Restated Credit Agreement dated as of October 31, 2018 among the Company, Citibank, N.A., and certain other lenders, furnished as Exhibit 99.1 to this Current Report on Form 8-K, to current Tranche B Lenders and Tranche B-2 Lenders seeking their approval of certain provisions contained in the proposed amendment relating to the transition from LIBOR based interest rates to SOFR based interest rates. Among other things, the proposed amendment would also (i) increase the Revolving Credit Commitment to $1,000,000,000; (ii) result in a refinancing of the existing Term Advances and Term 2 Advances in full with a new Term Facility; (iii) immediately increase such new Term Facility to an aggregate outstanding amount of $1,230,000,000 and permit the proceeds of such increased amount to prepay Tranche B Loans and Tranche B-2 Loans; (iv) extend the termination date of the Revolving Credit Commitments and the maturity date of the Term Facility to the date that is five years after the amendment closing date (subject to acceleration in certain circumstances); (v) reduce applicable interest rate margins under the Term Facility and the Revolving Credit Commitment to a range from 0.75% to 1.75% per annum for SOFR loans, and 0.00% to 0.75% per annum for base rate loans, in each case based on the then applicable Leverage Ratio; and (vi) reduce undrawn commitment fees to a range of 0.125% to 0.25% per annum based on the then applicable Leverage Ratio. The foregoing description of the proposed amendment and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the proposed amendment, which is attached furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The furnishing of the attached amendment is not an admission as to the materiality of any information therein.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements that are not historical facts are forward-looking statements. Certain statements contained in the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are "forward looking statements." These forward-looking statements are only estimates or predictions based on the Company's management's current beliefs and assumptions and on information currently available to the Company's management. Forward-looking statements include information concerning future results of operations, business strategies and financing plans. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "propose" or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. These risk factors include, without limitation, the effect of economic and other conditions in markets in which we operate. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The proposed amendment furnished as Exhibit 99.1 to this Current Report on Form 8-K is not final and may change materially from the version attached hereto.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Proposed Amendment to the Third Amended and Restated Credit Agreement

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2022
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary